     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 1999
                                                           REGISTRATION NO. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ---------------------------------------

                     AMERICAN SCIENCE AND ENGINEERING, INC.
             (Exact Name of Registrant as Specified in Its Charter)

       MASSACHUSETTS                                             04-2440991
----------------------------                          ------------------------
(State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or                                         Identification.No.)
Organization)


                   829 MIDDLESEX TURNPIKE, BILLERICA, MA 01821
               (Address of Principal Executive Offices) (Zip Code)

                                 ---------------

                     AMERICAN SCIENCE AND ENGINEERING, INC.
                       1999 COMBINATION STOCK OPTION PLAN
                            (Full Title of the Plan)

                            STEVEN R. LONDON, ESQUIRE
                         BROWN, RUDNICK, FREED & GESMER
                              ONE FINANCIAL CENTER
                           BOSTON, MASSACHUSETTS 02111
                     (Name and Address of Agent for Service)

                                 (617) 856-8200
          (Telephone Number, Including Area Code, of Agent for Service)

                                 ---------------


                         CALCULATION OF REGISTRATION FEE

                                                        Proposed            Proposed
                                      Amount             Maximum        Maximum Aggregate
    Title of Each Class of            to be          Offering Price    Offering Price (1)          Amount of
 Securities to be Registered        Registered        Per Share (1)                            Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock,                      600,000 (2)           $7.88(3)            $4,728,000(3)           $1,314.38
$.66 2/3 par value

Rights to Purchase                   600,000              0(5)                0(5)                   0(5)
Common Stock (4)
---------------------------------------------------------------------------------------------------------------

      (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

      (2) Such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock

      (3) Based upon the average high and low prices for the Registrant's Common Stock, $.66 2/3 par value (the "Common Stock"), on November 26, 1999 as reported by the American Stock Exchange.

      (4) Pursuant to a Rights Agreement entered into in 1998, one right (each a "Right") is deemed to be delivered with each outstanding share of Common Stock. The 600,000 Rights registered hereby consist of 600,000 Rights which may be issued with shares of Common Stock issuable upon exercise of options granted or to be granted under the Registrant's 1999 Combination Stock Option Plan.

      (5) The Rights are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Registrant's latest Annual Report on Form 10-K for the fiscal year ended March 31, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in
                  (a) above; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 001-06549) pursuant to the Exchange Act with the Securities and Exchange Commission (the "Commission"), and the description of the Rights contained in the Registrant's Registration Statement on Form 8-A, filed on April 15, 1998, with the Commission, and all amendments thereto and reports filed for the purpose of updating such descriptions.


         All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock to be issued in accordance with the American Science and Engineering, Inc. 1999 Combination Stock Option Plan has been passed upon for the Registrant by Brown, Rudnick, Freed & Gesmer,
One Financial Center, Boston, Massachusetts 02111.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 67 of Chapter 156B of the Massachusetts General Laws permits the indemnification of directors and officers to the extent authorized by the Articles of Organization or By-Laws of a corporation or by a vote of the stockholders. Except as otherwise provided by the Articles of Organization or By-Laws, indemnification of persons who are not directors of a corporation may be provided to the extent authorized by the directors. No indemnification may be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

        Article VI of the Registrant's By-Laws provides, in substance, that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, by reason of the fact that he is or was serving as a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, trustee or officer of another corporation or entity. The indemnification provisions apply to expenses actually incurred by such person in connection with any civil action, suit or proceeding to which such person may be made a party, or by which such person shall be threatened, by reason of any alleged act or failure to act in his present or former capacity as a director or officer of the Registrant or as a director, trustee or officer of such affiliated corporation or entity. No person, however, has the right to indemnification in relation to any matter as to which such person shall have been finally adjudged in any legal proceeding not to have acted in good faith and the reasonable belief that the person's action was in the best interest of the Registrant. In the event of any settlement of any action, suit or proceeding, the right to indemnification is limited to matters as to which the Registrant is advised by counsel that such settlement is reasonable and that such person has acted in good faith and the reasonable belief that his action was in the best interest of the Registrant. The right of indemnification contained in the Registrant's By-Laws is non-exclusive and is in addition to any other rights such person may have.

         The Registrant has also entered into indemnification agreements with all of its directors and executive officers (the "Indemnitees"). In general, these agreements provide that the Registrant will indemnify and advance expenses to the Indemnitees to the fullest extent permitted by law. More specifically, the Registrant must indemnify the Indemnitees if, by reason of the Indemnitee's corporate status, the Indemnitee is, or is threatened to be made, a party to or is otherwise involved in any legal proceeding brought by: (1) persons other than the Registrant; or (2) or in the right of the Registrant. The Indemnitee will only be indemnified, however, if the Indemnitee acted in good faith and is adjudged not to have received an improper personal benefit. In a claim brought by or on behalf of the Registrant, no indemnification will be made if the Indemnitee is adjudged to be liable to the Registrant unless a court deciding the matter decides otherwise. Finally, notwithstanding the foregoing discussion, if an Indemnitee is successful on the merits of a proceeding, the Indemnitee will be indemnified to the maximum extent permitted by law from all expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

Item 8.  EXHIBITS.


NUMBER EXHIBIT    DESCRIPTION OF EXHIBIT                                                                      PAGE
4.1               Restated Articles of Organization of the Registrant, as
                  amended by: (a) Articles of Amendment dated October 29, 1976;
                  (b) Articles of Amendment dated May 17, 1976; (c) Articles of
                  Amendment dated March 28, 1973; (d) Articles of Amendment
                  dated November 5, 1996 (each of the foregoing is filed as
                  Exhibit 4.1 to the Registrant's Registration Statement on Form
                  S-8 filed on May 28, 1997 with respect to the Registrant's
                  Executive Equity Incentive Plan); and (e) Certificate of Vote
                  of Directors Establishing a Class or Series of Stock dated
                  April 14, 1998 (filed as Exhibit 4.1 to the Registrant's
                  Registration Statement on Form S-8 filed on December 24, 1998 with respect to the Registrant's 1998 Non-Qualified Stock
                  Option Plan).                                                                                  *

4.2               By-Laws of the Registrant, as amended (filed as Exhibit 2(a)(iii) to
                  Registrant's  Registration Statement on Form S-7, Registration No. 2-56452 (the
                  "Form S-7")).                                                                                  *

4.3               Specimen  Certificate  of Common  Stock  (filed as Exhibit  2(a)(i) to the Form
                  S-7).                                                                                          *

4.4               Shareholder  Rights  Agreement (the "Rights  Agreement")  dated as of April 17,
                  1998 between  Registrant  and American  Stock  Transfer & Trust Co.,  Inc.,  as
                  Rights  Agent  (filed as Exhibit 4 to the  Current  Report on Form 8-K filed on
                  April 15, 1998).                                                                               *


5                 Legal Opinion of Brown, Rudnick, Freed & Gesmer.                                              11

23.1              Consent of Brown, Rudnick, Freed & Gesmer.                                                    **

23.2              Consent of Arthur Andersen LLP.                                                               15

24                Power of Attorney.                                                                           ***

99                American Science and Engineering, Inc. 1999 Combination Stock Option Plan.                     *
---------------------------------------------------

* Not filed herewith. In accordance with Rule 411(c) promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission which documents are hereby incorporated by reference.
**       Contained in Exhibit 5.
***      Included on Signature Page of this Registration Statement.

Item 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                                 THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on November 30, 1999.

                                         American Science and Engineering, Inc.
                                        (Registrant)

                                              /s/Ralph S. Sheridan
                                              --------------------------
                                              By:  Ralph S. Sheridan, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph S. Sheridan and Lee C. Steele, and each of them (with full power to each of them to act alone), his and true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



NAME                                     CAPACITY                                      DATE
----                                     --------                                      ----
/s/Ralph S. Sheridan                     President, Chief Executive                    November 30, 1999
---------------------------              Officer and Director
Ralph S. Sheridan                        (Principal Executive
                                         Officer)

                                                8



/s/Herman Feshbach                       Director                                      November 30, 1999
---------------------
Herman Feshbach

/s/Roger P. Heinisch                     Director                                      November 30, 1999
---------------------
Roger P. Heinisch


/s/Hamilton W. Helmer                    Director                                      November 30, 1999
---------------------
Hamilton W. Helmer
---------------------

/s/Donald J. McCarren                    Director                                      November 30, 1999
---------------------
Donald J. McCarren
---------------------

/s/William E. Odom                       Director, Chairman of the                     November 12, 1999
---------------------
William E. Odom                          Board of Directors

/s/Carl W. Vogt                          Director                                      November 30, 1999
---------------------
Carl W. Vogt

                                            9

                                  EXHIBIT INDEX

NUMBER EXHIBIT    DESCRIPTION OF EXHIBIT                                                                      PAGE

4.1               Restated Articles of Organization of the Registrant, as amended by:  (a)
                  Articles of Amendment dated October 29, 1976; (b) Articles of
                  Amendment dated May 17, 1976; (c) Articles of Amendment dated
                  March 28, 1973; (d) Articles of Amendment dated November 5,
                  1996 (each of the foregoing is filed as Exhibit 4.1 to the
                  Registrant's Registration Statement on Form S-8 filed on May
                  28, 1997 with respect to the Registrant's Executive Equity
                  Incentive Plan); and (e) Certificate of Vote of Directors
                  Establishing a Class or Series of Stock dated April 14, 1998
                  (filed as Exhibit 4.1 to the Registrant's Registration
                  Statement on Form S-8 filed on December 24, 1998 with respect
                  to the Registrant's 1998 Non-Qualified Stock Option Plan).                                     *

4.2               By-Laws  of  the  Registrant,   as  amended  (filed  as  Exhibit  2(a)(iii)  to
                  Registrant's  Registration Statement on Form S-7, Registration No. 2-56452 (the
                  "Form S-7")).                                                                                  *

4.3               Specimen  Certificate  of Common  Stock  (filed as Exhibit  2(a)(i) to the Form
                  S-7).                                                                                          *

4.4               Shareholder  Rights  Agreement (the "Rights  Agreement")  dated as of April 17,
                  1998 between  Registrant  and American  Stock  Transfer & Trust Co.,  Inc.,  as
                  Rights  Agent  (filed as Exhibit 4 to the  Current  Report on Form 8-K filed on
                  April 15, 1998).                                                                               *


5                 Legal Opinion of Brown, Rudnick, Freed & Gesmer.                                              11

23.1              Consent of Brown, Rudnick, Freed & Gesmer.                                                    **

23.2              Consent of Arthur Andersen LLP.                                                               15

24                Power of Attorney.                                                                           ***

99                American Science and Engineering, Inc. 1999 Combination Stock Option Plan.                     *
---------------------------------------------------

* Not filed herewith. In accordance with Rule 411(c) promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission which documents are hereby incorporated by reference.
**       Contained in Exhibit 5.
***      Included on Signature Page of this Registration Statement.

                                   EXHIBIT (5)

                    OPINION OF BROWN, RUDNICK, FREED & GESMER

                                                              November 29, 1999

American Science and Engineering, Inc.
829 Middlesex Turnpike
Billerica, MA 01821

         Re:      American Science and Engineering, Inc.
                  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as legal counsel to American Science and Engineering, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 600,000 shares of the Company's Common Stock (the "Common Stock"), $.66 2/3 par value (the "Shares") and 600,000 Rights (as defined below).

         The Shares are issuable upon exercise of options granted pursuant to the American Science and Engineering, Inc. 1999 Combination Stock Option Plan (the "Plan"). The Rights are issuable pursuant to that certain Shareholder Rights Agreement, dated as of April 17, 1998, between the Company and American Stock Transfer and Trust Co., Inc. (the "Rights Agreement") providing, in effect, for the delivery of a right (a "Right") to purchase one-thousandth of a share of Series A Junior Participating Preferred Stock, no par value, of the Company, along with each share of Common Stock issued by the Company pursuant to, among other things, the Plan.

         In connection with this Opinion Letter, we have examined the documents listed on Schedule A attached hereto (collectively, the "Documents").

         We have, without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.

         We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

         With your concurrence, the opinions hereafter expressed, whether or not qualified by language such as "to our knowledge," is based solely upon: (i) our review of the Documents; (ii) discussions with those of our attorneys who have given substantive legal representation to the

Company in connection with the Registration Statement; and (iii) such review of published sources of law as we have deemed necessary.

         This firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule B hereto. In the course of our representation of the Company in connection with the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of those assumptions is inappropriate, and, with your concurrence, the opinions hereafter expressed is based upon those assumptions. For purposes of those assumptions, the Enumerated Party referred to in Schedule B is the Company.

         Our opinions hereafter expressed is limited to the laws of the Commonwealth of Massachusetts and Federal law. We express no legal opinions upon any matter other than as explicitly addressed in numbered paragraphs 1 and 2 below, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         2. The Rights have been duly authorized for issuance and, when issued in accordance with the Rights Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm wherever it appears in the Registration Statement.

                                      Very truly yours,

                                     BROWN, RUDNICK, FREED & GESMER

                                      By:   Brown, Rudnick, Freed & Gesmer, P.C.
                                            a partner


                                      By:   /s/ Steven R. London
                                      -----------------------------------------
                                      Steven R. London, duly authorized

                                   SCHEDULE A

                                LIST OF DOCUMENTS


         In connection with the Opinion Letter to which this Schedule A is attached, we have reviewed the following Documents. However, except as otherwise expressly indicated, we have not reviewed any documents, instruments or agreements referred to in or listed upon any of the following Documents:

         (i) a copy of the Restated Articles of Organization of the Company, as amended, as certified by the Secretary of State of the Commonwealth of Massachusetts and a certificate of the Clerk of the Company that there have been no further amendments thereto;

         (ii) a copy of the By-Laws of the Company, as amended, certified by the Clerk of the Company as presently being in effect;

         (iii) the proceedings of the stockholders and directors of the Company pertaining to the Plan and the Rights Agreement and a certificate of the Clerk of the Company as to certain resolutions of the directors of the Company;

         (iv) a certificate dated as of November 29, 1999 of the Secretary of State of the Commonwealth of Massachusetts as to the good standing of the Company;

         (v)      the Plan;

         (vi)     the Rights Agreement; and

         (vii)    the Registration Statement.

                                   SCHEDULE B

                         BROWN, RUDNICK, FREED & GESMER
                              STANDARD ASSUMPTIONS


         In rendering legal opinions in third party transactions, Brown, Rudnick, Freed & Gesmer makes certain customary assumptions described below:

         1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents.

         2. Each person, other than the Enumerated party, has all requisite power and authority and has taken all necessary corporate or other action to enter into the Documents to which it is a party, or by which it is bound, to the extent necessary to make the Documents enforceable against it.

         3. Each person other than the Enumerated Party has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against the Enumerated Party.

         4. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

         5. All official public records are accurate, complete and properly indexed and filed.

         6. There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Documents.

         7. The conduct of the parties to the Documents has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.

         8. The Enumerated Party will obtain all permits and governmental approvals required in the future and take all actions similarly required relevant to its performance of its obligations under the Documents.

         9. All parties to or bound by the Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.

         10. There are no agreements or understandings among the parties to or bound by the Documents not reflected in the Documents, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of any of the Documents.

                                 EXHIBIT (23.2)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement of our report dated May 15, 1999 included in American Science and Engineering, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 31, 1999 and to all references to our Firm included in this Registration Statement.

                                                   /s/ Arthur Andersen LLP
                                                   -----------------------------
Boston, Massachusetts
November 29, 1999

                                  EXHIBIT (99)

                     AMERICAN SCIENCE AND ENGINEERING, INC.

                       1999 COMBINATION STOCK OPTION PLAN



      SECTION I.   PURPOSE OF THE PLAN.

         The purpose of this American Science and Engineering, Inc. 1999 Combination Stock Option Plan (the "1999 Plan") are (i) to provide long-term incentives and rewards to those employees (the "Employee Participants") of American Science and Engineering, Inc. (the "Corporation") and its subsidiaries (if any), and any other persons who are not directors of the Corporation (the "Non-employee Participants") who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries, (ii) to assist the Corporation in retaining and attracting executives and employees with requisite experience and ability, and (iii) to associate more closely the interests of such executives and employees with those of the Corporation's stockholders.
      SECTION II.       DEFINITIONS.

      "CODE" is the Internal Revenue Code of 1986, as amended from time to time.

      "COMMON STOCK" is the $.66 2/3 par value common stock of the Corporation.

      "COMMITTEE" is defined in Section III, paragraph (a).

      "CORPORATION" is defined in Section I.

      "CORPORATION ISOS" are all the stock options (including the 1999 Plan
ISOs) which (i) are Incentive Stock Options and (ii) are granted under any plans (including this 1999 Plan) of the Corporation, a Parent Corporation and/or a Subsidiary Corporation.

      "EMPLOYEE PARTICIPANTS" is defined in Section I.

      "FAIR MARKET VALUE" of any property is the value of the property as reasonably determined by the Committee.

      "INCENTIVE STOCK OPTION" is a stock option that is treated as an incentive stock option under Section 422 of the Code.

      "1934 ACT" means the Securities Exchange Act of 1934, as amended, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

      "1999 PLAN" is defined in Section I.

      "1999 PLAN ISOS" are Stock Options which are Incentive Stock Options.

      "NON-EMPLOYEE PARTICIPANTS" is defined in Section I.

      "NON-QUALIFIED OPTION" is a Stock Option which does not qualify as an Incentive Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

      "PARENT CORPORATION" has the meaning provided in Section 424 (e) of the Code.

      "PARTICIPANTS" are all persons who are either Employee Participants or Non-employee Participants.

      "PERMANENT AND TOTAL DISABILITY" has the meaning provided in Section 22
(e) (3) of the Code.

      "RULE 16b-3" means Securities and Exchange Commission Rule 16b-3.

      "SECTION 16" means Section 16 of the 1934 Act, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

      "STOCK OPTIONS" are rights granted pursuant to this 1999 Plan to purchase shares of Common Stock at a fixed price.

      "STOCKHOLDER APPROVAL" means the affirmative vote of at least a majority of the shares of Common Stock present and entitled to vote at a duly held meeting of the stockholders of the Corporation, unless a greater vote is required by state law or Section 16, if applicable to the Corporation, in which case such greater requirement shall apply. Stockholder approval may be obtained by written consent or other means, to the extent permitted by applicable state law.

      "SUBSIDIARY CORPORATION" has the meaning provided in Section 424 (f) of the Code.

      "TEN PERCENT STOCKHOLDER" means, with respect to a 1999 Plan ISO, any individual who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Parent Corporation or any Subsidiary Corporation at the time such 1999 Plan ISO is granted.

      SECTION III.      ADMINISTRATION.

      (a) THE COMMITTEE. This 1999 Plan shall be administered by the Board of Directors or by a compensation committee consisting solely of two or more "non-employee directors", as defined in Rule 16b-3, who shall be designated by the Board of Directors of the Corporation (the administering body is hereafter referred to as the "Committee"). The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the

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

Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. No person shall be eligible to be a member of the Committee if that person's membership would prevent the plan from complying with Rule 16b-3, if applicable to the Corporation.

      (b) AUTHORITY AND DISCRETION OF THE COMMITTEE. Subject to the express provisions of this 1999 Plan and provided that all actions taken shall be consistent with the purposes of this 1999 Plan, and subject to ratification by the Board of Directors only if required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons who shall constitute employees eligible to be Employee Participants;
(ii) select the Participants to whom Stock Options shall be granted under this 1999 Plan; (iii) determine the size and the form of the Stock Options, if any, to be granted to any Participant; (iv) determine the time or times such Stock Options shall be granted including the grant of Stock Options in connection with other awards made, or compensation paid, to the Participant; (v) establish the terms and conditions upon which such Stock Options may be exercised and/or transferred, including the exercise of Stock Options in connection with other awards made, or compensation paid, to the Participant; (vi) make or alter any restrictions and conditions upon such Stock Options and the Common Stock received on exercise thereof, including, but not limited to, providing for limitations on the Participant's right to keep any Common Stock received on termination of employment; (vii) determine whether the Participant or the Corporation has achieved any goals or otherwise satisfied any conditions or requirements that may be imposed on or related to the exercise of Stock Options; and (viii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this 1999 Plan. Notwithstanding any provision of this 1999 Plan to the contrary, only Employee Participants shall be eligible to receive 1999 Plan ISOs.

      (c) APPLICABLE LAW. This 1999 Plan and all Stock Options shall be governed by the law of the state in which the Corporation is incorporated.

      SECTION IV. TERMS OF STOCK OPTIONS.

      (a) AGREEMENTS. Stock Options shall be evidenced by a written agreement between the Corporation and the Participant awarded the Stock Option. This agreement shall be in such form, and contain such terms and conditions (not inconsistent with this 1999 Plan) as the Committee may determine. If the Stock Option described therein is not intended to be an Incentive Stock Option, but otherwise qualifies as an Incentive Stock Option, the agreement shall include the following or a similar statement: "This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended."

      (b) TERM. Stock Options shall be for such periods as may be determined by the Committee, provided that in the case of 1999 Plan ISOs, the term of any such 1999 Plan ISO shall not extend beyond three months after the time the Participant ceases to be an employee of the Corporation. Notwithstanding the foregoing, the Committee may provide in a 1999 Plan ISO

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

that in the event of the Permanent and Total Disability or death of the Participant, the 1999 Plan ISO may be exercised by the Participant or his estate (if applicable) for a period of up to one year after the date of such Permanent and Total Disability or death. In no event may a 1999 Plan ISO be exercisable (including provisions, if any, for exercise in installments) subsequent to ten years after the date of grant, or, in the case of 1999 Plan ISOs granted to Ten Percent Stockholders, more than five years after the date of grant. A Stock Option granted to a Participant eligible to participate in the Corporation's Incentive Bonus Program may not be exercisable (including provisions, if any, for exercise in installments) unless the Fair Market Value of the Common Stock on the date of exercise exceeds the exercise price of such Stock Option by at least $2.00.

      (c) PURCHASE PRICE. The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise, (i) in cash, (ii) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), (iii) any other property (valued at its Fair Market Value on the date of such exercise), (iv) any combination of cash, stock and other property, or (v) by way of cashless exercise and the netting of the number of shares of Common Stock subject to the Stock Option having an aggregate Fair Market Value equal to the purchase price, with any payment made pursuant to subparagraphs (ii), (iii), (iv) or (v) only as permitted by the Committee, in its sole discretion. In no event will the purchase price of Common Stock be less than the par value of the Common Stock. Furthermore, the purchase price of Common Stock subject to a 1999 Plan ISO shall not be less than the Fair Market Value of the Common Stock on the date of the issuance of the 1999 Plan ISO, provided that in the case of 1999 Plan ISOs granted to Ten Percent Stockholders, the purchase price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of issuance of the 1999 Plan ISO. The purchase price of shares of Common Stock issuable upon exercise of any Stock Option may not be changed or amended after a Stock Option is granted to a Participant.

      (d) FURTHER RESTRICTIONS AS TO INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value of Common Stock with respect to which the Corporation ISOs (determined without regard to this section) are exercisable for the first time by any Employee Participant during any calendar year exceeds $100,000, such Corporation ISOs shall be treated as options which are not Incentive Stock Options. For the purpose of this limitation, options shall be taken into account in the order granted, and the Committee may designate that portion of any Corporation ISO that shall be treated as not an Incentive Stock Option in the event that the provisions of this paragraph apply to a portion of any option, unless otherwise required by the Code or regulations of the Internal Revenue Service. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Stock Option or at the time of its exercise. For the purpose of this section, Fair Market Value shall be determined as of the time the Stock Option with respect to such Common Stock is granted.

      (e) RESTRICTIONS. At the discretion of the Committee, the Common Stock issued pursuant to the Stock Options granted hereunder may be subject to restrictions on vesting or transferability, provided that all Stock Options granted hereunder shall be fully vested within 9

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

years of the date granted. For the purposes of this limitation, Stock Options shall be taken into account in the order granted.

      (f) WITHHOLDING OF TAXES. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of a Stock Option to, or exercise of a Stock Option by, a holder. The Corporation may require, as a condition to the exercise of a Stock Option, or demand, at such other time as it may consider appropriate, that the Participant pay the Corporation the amount of any taxes which the Corporation may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Corporation. In its discretion, the Corporation may withhold shares to be received upon exercise of a Stock Option if it deems this an appropriate method for withholding or collecting taxes.

      (g) SECURITES LAW COMPLIANCE. Upon exercise (or partial exercise) of a Stock Option, the Participant or other holder of the Stock Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer Common Sock in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Common Stock upon any exercise of a Stock Option until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. Furthermore, the Corporation is not obligated to register or qualify the shares of Common Stock to be issued upon exercise of a Stock Option under federal or state securities laws (or to register or qualify them at any time thereafter), and it may refuse to issue such shares if, in its sole discretion, registration or exemption from registration is not practical or available. The Corporation may require that prior to the issuance or transfer of shares of Common Stock upon exercise of a Stock Option, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates representing shares of Common Stock issued hereunder shall bear a legend reflecting such restrictions.

      (h) RIGHT TO STOCK OPTION. No employee of the Corporation or any other person shall have any claim or right to be a Participant in this 1999 Plan or to be granted a Stock Option hereunder. Neither this 1999 Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any person any equity or interest of any kind in any assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. As to any claim for any unpaid amounts under this 1999 Plan, any person having a claim for payments shall be an unsecured creditor.

      (i) INDEMNITY. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this 1999 Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

      (j) PARTICIPATION BY FOREIGNERS. Without amending this 1999 Plan, except to the extent required by the Code in the case of 1999 Plan ISOs, the Committee may modify grants made to participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.


      SECTION V. AMENDMENT AND TERMINATION: ADJUSTMENTS UPON CHANGES IN STOCK.

         The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this 1999 Plan or any portion thereof, provided that no amendment shall be made without approval of the Corporation's stockholders if such approval is necessary under the Code, or rules or regulations thereunder, or to comply with any applicable rules or regulations of the Securities and Exchange Commission, including Rule 16b-3 (or any successor rule thereunder), or the rules and regulations of any exchange or stock market on which the Corporation's securities are listed or quoted. Except as provided herein, no amendment, suspension or termination of this 1999 Plan may affect the rights of a Participant to whom a Stock Option has been granted without such Participant's consent. The Committee is specifically authorized to convert, in its discretion, the unexercised portion of any 1999 Plan ISO granted to an Employee Participant to a Non-qualified Option at any time prior to the exercise, in full, of such 1999 Plan ISO. If there shall be any change in the Common Stock or to any Stock Option granted under this 1999 Plan through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Committee (or if the Corporation is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation, or its designee) in the aggregate number and kind of shares subject to this 1999 Plan, and the number and kind of shares and the price per share subject to outstanding Stock Options, provided that such adjustment does not affect the qualification of any 1999 Plan ISO as an Incentive Stock Option. In connection with the foregoing, the Committee may issue new Stock Options in exchange for outstanding Stock Options.


      SECTION VI. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

         The number of shares of Common Stock that may be the subject of awards under this 1999 Plan shall not exceed an aggregate of 600,000 shares. Shares to be delivered under this 1999 Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares of Common Stock subject to a Stock Option hereunder which for any reason terminates, is cancelled or otherwise expires unexercised, and any shares reacquired by the Corporation due to restrictions imposed on the shares, shares returned because payment is made hereunder in shares of Common Stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Options issued hereunder, and such number of shares shall be subject to further awards under this 1999 Plan, provided, first, that the total number of shares then eligible for award under this 1999 Plan may not exceed the total specified in the first sentence of this
Section VI, and second, that the number of shares subject to further awards shall not be increased in any way that would cause this 1999 Plan or any Stock Option to not comply with Rule 16b-3, if applicable to the Corporation.

      SECTION VII. EFFECTIVE DATE AND TERM OF THIS PLAN.

         The effective date of this 1999 Plan is August 13, 1999 (the "Effective Date") and awards under this 1999 Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option may be exercised may extend beyond that time as provided herein.

         DATE OF APPROVAL BY BOARD OF DIRECTORS:

         DATE OF APPROVAL BY STOCKHOLDERS:

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